Exhibit 99.3
STONERIDGE, INC.
LONG-TERM INCENTIVE PLAN
RESTRICTED SHARES GRANT AGREEMENT
     Stoneridge, Inc., an Ohio corporation (the “Company”), pursuant to the terms and conditions hereof, hereby grants to [                    ] (the “Grantee”)                      Common Shares, without par value, of the Company (the “Restricted Shares”). As set forth below, the grant of Restricted Shares is comprised of two separate mutually exclusive parts, Award I and Award II.
     1. The Restricted Shares are in all respects subject to the terms, conditions and provisions of this Agreement and the Company’s Long-Term Incentive Plan (the “Plan”).
     2. Until no longer subject to substantial risk of forfeiture (vested) (the “Vesting Date”) in accordance with the schedule and/or performance criteria set forth below, the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise encumbered, whether voluntarily, involuntarily or by operation of law, and will be forfeited to the Company if the Grantee voluntarily terminates his employment with the Company; provided, however, the Compensation Committee of the Board of Directors (the “Committee”), in its sole discretion, may modify the terms of this grant at any time. The certificate or certificates representing the Restricted Shares will bear a legend evidencing the restrictions contained herein.
     The Restricted Shares shall vest (become no longer subject to a substantial risk of forfeiture) in the amounts and on the dates set forth below:
          Award I — Time-Based Vesting

Vesting Date	Number of Shares Vesting

July 23, 2009	[ ]
          Award II — Performance and Time-Based Vesting
Subject to the achievement of the earnings per share performance target set forth below.

Vesting Date	Maximum Number of Shares that May Vest

July 23, 2009	[XXX]
If the Company’s aggregate fully diluted earnings per share calculated in accordance with generally accepted accounting principles (but excluding any adjustments for goodwill impairments and the tax effect thereof) for fiscal years 2006, 2007 and 2008 (the “Performance Period”) is equal to or greater than $2.74, then all [XXX] Restricted Shares shall vest.

If the Company’s aggregate fully diluted earnings per share for the Performance Period is less than $1.45, then all [XXX] Restricted Shares shall be forfeited.
If the Company’s aggregate fully diluted earnings per share for the Performance Period is equal to $1.45, then [YYY] Restricted Shares shall vest and [ZZZ] Restricted Shares shall be forfeited.
If the Company’s aggregate fully diluted earnings per share for the Performance Period is greater than $1.45 but less than $2.29, then the number of Restricted Shares that shall vest shall be [YYY] Restricted Shares plus the result of the following calculation (rounded to the nearest whole share): [YYY] times (the Company’s aggregate earnings per share for the Performance Period less $1.45) divided by .84. The remaining unvested Restricted Shares shall be forfeited.
If the Company’s aggregate fully diluted earnings per share for the Performance Period is equal to $2.29, then [ZZZ] Restricted Shares shall vest and [YYY] Restricted Shares shall be forfeited.
If the Company’s aggregate fully diluted earnings per share for the Performance Period is greater than $2.29 but less than $2.74, then the number of Restricted Shares that shall vest shall be [ZZZ] Restricted Shares plus the result of the following calculation (rounded to the nearest whole share): [YYY] times (the Company’s aggregate earnings per share for the Performance Period less $2.29) divided by .45. The remaining unvested Restricted Shares shall be forfeited.
     3. The Restricted Shares will be issued in the name of the Grantee. The Company’s transfer agent and/or share transfer records will show the Grantee as the owner of record of the Restricted Shares. Except as otherwise provided in this Agreement, the Grantee will have all the rights of a shareholder of the Company, including the right to vote and receive dividends.
     4. The Company or the Company’s agent will hold the Restricted Shares for the period of time that the Restricted Shares are subject to forfeiture (until vested) and the certificate or certificates representing the Restricted Shares will be delivered to the Grantee after the Restricted Shares are no longer subject to substantial risk of forfeiture. The Grantee shall execute and deliver to the Company two or more blank stock powers so that the Restricted Shares that may be forfeited can be canceled.
     5. Notwithstanding anything to the contrary in this Agreement, the Restricted Shares awarded to the Grantee hereunder shall no longer be subject to a substantial risk of forfeiture and shall immediately vest in the Grantee and a certificate or certificates representing the Restricted Shares shall be delivered to the Grantee or the Grantee’s estate, as the case may be, upon
(a)	the Grantee’s death or disability (as determined by the Committee in accordance with the Plan), (i) but only to the extent such Restricted Shares that are part of Award I would have become vested within one (1) year from the time of death or disability, as the case may be, had the Grantee continued to fulfill all of the conditions of this Agreement during such period, and (ii) in proportion to the number of months, including any partial month, elapsed in the performance period divided by 36 for Restricted Shares that are part of Award II, subject to the proviso below,
(b)	a Change in Control of the Company (as defined in the Plan); provided, however, the Restricted Shares that are part of Award II shall only be issued if the price of the Company’s Common Shares, calculated by the average of the closing price of the Common Shares for the ten (10) trading days immediately preceding the date of the Change in Control, is equal to or greater than $6.05 per share, subject to the proviso below, or

(c)	the termination “without cause” of the Grantee’s employment by the Company; provided, however only the Restricted Shares that comprise Award I shall vest and shall vest only in proportion to the number of months, including any partial month, elapsed in the performance period divided by 36 (the Restricted Shares that comprise Award II shall not vest and will be forfeited upon on a termination without cause), provided, however, those Restricted Shares that are part of Award II vesting as a result of the Grantee’s death or disability or as a result of a Change in Control shall vest in amounts which assume an earning per share during the Performance Period of $2.29 per share (or such higher amounts if actual results to the date of such an event are higher than the targeted performance results set forth in this sentence).
Termination shall be deemed to be “without cause” unless the Board of Directors of the Company, or its designee, in good faith determines that termination is because of any one or more of the following:
     The Grantee’s:
(a)	fraud;

(b)	misappropriation of funds from the Company;

(c)	commission of a felony or of an act or series of acts which result in material injury to the business reputation of the Company;

(d)	commission of a crime or act or series of acts involving moral turpitude;

(e)	commission of an act or series of repeated acts of dishonesty that are materially inimical to the best interests of the Company;

(f)	willful and repeated failure to perform his duties, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Grantee;

(g)	material breach of any material provision of an employment agreement, if any, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Grantee; or

(h)	failure to carry out the reasonable directions or instructions of the Grantee’s superiors, provided the directions or instructions are consistent with the duties of the Grantee’s office, which failure has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Grantee.
Provided, however, the Company’s obligation to provide notice and an opportunity to cure, pursuant to subsections 5(f)-(h) above, shall only apply to the Grantee’s first breach, first failure to perform or first failure to follow directions, as the case may be, of the nature giving rise to the right of the Company to provide notice thereof. In addition, the Grantee may terminate his employment with the Company, and such termination shall be deemed a termination by the Company “without cause” if:
(a)	the Company reduces the Grantee’s title, responsibilities, power or authority in comparison with his title, responsibilities, power or authority on the date hereof;

(b)	the Company assigns the Grantee duties which are inconsistent with the duties assigned to the Grantee on the date hereof and which duties the Company persists in assigning to the Grantee despite the prior written objection of the Grantee; or

(c)	the Company reduces the Grantee’s annual base compensation (unless such decrease is proportionate with a decrease in the base compensation of the officers of the Company as a group), or materially reduces his group health, life, disability or other insurance programs, his pension, retirement or profit-sharing benefits or any benefits provided by the Company, or excludes him from any plan, program or arrangement, including but not limited to bonus or incentive plans.
     6. On any change in the number or kind of outstanding common shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, share split, share dividend, combination of shares or any other change in the corporate structure or Common Shares of the Company, the Company, by action of the Committee, is empowered to make such adjustment, if any, in the number and kind of Restricted Shares subject to this Agreement as it considers appropriate for the protection of the Company and of the Grantee.
     7. No later than the date as of which an amount first becomes includable in the gross income of the Grantee for federal income tax purposes with respect to the Restricted Shares granted hereunder, the Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to that amount. Unless otherwise determined by the Committee, minimum statutory withholding obligations may be settled with previously owned Common Shares or Restricted Shares that have vested. The making of that payment or those arrangements is a condition to the obligations of the Company under the Plan, and the Company and its subsidiaries and affiliates may, to the extent permitted by law, deduct any taxes from any payment of any kind otherwise payable to the Grantee.
     8. Nothing in this Agreement shall affect in any manner any conflicting or other provision of any other agreement between the Grantee and the Company. Nothing contained in this Agreement shall limit whatever right the Company might otherwise have to terminate the employment of the Grantee.
     9. The laws of the State of Ohio govern this Agreement, the Plan and the Restricted Shares granted hereunder.
     IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officer as of the 23rd day of July, 2006.

STONERIDGE, INC.
By

The foregoing is hereby accepted.

(Signature)

5